SIXTY-SEVENTH SUPPLEMENTAL
INDENTURE
TO
INDENTURE DATED SEPTEMBER 1, 1939
_____________
DUKE ENERGY INDIANA, INC.
TO
DEUTSCHE BANK NATIONAL TRUST COMPANY
AS TRUSTEE
_____________
DATED AS OF JANUARY 1, 2016
_____________
SUPPLEMENTING AND AMENDING THE INDENTURE

TABLE OF CONTENTS
_____________
Page
Parties:
Company (Duke Energy Indiana, Inc., formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and successor by consolidation to Initial Mortgagor (Public Service Company of Indiana)), and Trustee...............................................................1
Recitals:

Resignation of Bank of America, N.A., as successor by merger to LaSalle Bank National Association, and appointment of Deutsche Bank National Trust Company as Successor Trustee....................................................................................................................................    3

ARTICLE I.

Indenture Amendments.

Section 1.	Amendments to Article I of the Indenture 5

Section 2.	Amendment to Article V of the Indenture 5

ARTICLE II.

Concerning the Trustee.
Acceptance of trusts by Trustee..............................................................................................6
Trustee not responsible for validity or sufficiency of Sixty-Seventh Supplemental Indenture, etc....................................................................................................................6
Terms and conditions of Article XVII of the Indenture to be applied to the Sixty-Seventh Supplemental Indenture....................................................................................................6
ARTICLE III.

Miscellaneous Provisions.

Section 1.	References in any article or section of the original Indenture refer to such article or section as amended by all Sixty-Seven Supplemental Indentures thereto................6

Section 2.	Operation and construction of amendments to the original Indenture......................6

Section 3.	All covenants, etc., for sole benefit of parties to the Sixty-Seventh Supplemental Indenture and holders of bonds.................................................................................7

Section 4.
Table of contents and headings of articles not part of Sixty-Seventh Supplemental Indenture...................................................................................................................7

Section 5.	Execution of Sixty-Seventh Supplemental Indenture in counterparts......................7

Sixty-Seventh Supplemental Indenture dated as of the 1st day of January, 2016, made and entered into by and between Duke Energy Indiana, Inc. (hereinafter commonly referred to as the “Company”), a corporation organized and existing under the laws of the State of Indiana, formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois, successor trustee to Bank of America, N.A., as successor by merger to LaSalle Bank National Association, which was the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the “Trustee”), party of the second part,
Witnesseth:
Whereas, Public Service Company of Indiana (hereinafter commonly referred to as the “Initial Mortgagor”), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a certain indenture of mortgage or deed of trust (hereinafter called the “original Indenture” when referred to as existing prior to any amendment thereto, and the “Indenture” when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and
Whereas, the Company on September 6, 1941, became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and succeeded to all the rights and became liable for all the obligations of the Initial Mortgagor (and such other companies); and
Whereas, after said consolidation, the Company executed and delivered a Second Supplemental Indenture, dated as of November 1, 1941, to the original Indenture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assumption by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Company to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encumbrances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and
Whereas, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereunder; and
Whereas, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemental Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Sixteenth Supplemental Indenture

dated as of January 1, 1969, a Seventeenth Supplemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental Indenture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Supplemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thirtieth Supplemental Indenture dated as of August 1, 1980, a Thirty-First Supplemental Indenture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemental Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, a Fiftieth Supplemental Indenture dated as of February 15, 1993, a Fifty-First Supplemental Indenture dated as of February 1, 1994, a Fifty-Second Supplemental Indenture dated as of April 30, 1999, a Fifty-Third Supplemental Indenture dated as of June 15, 2001, a Fifty-Fourth Supplemental Indenture dated as of September 1, 2002, a Fifty-Fifth Supplemental Indenture dated as of February 15, 2003, a Fifty-Sixth Supplemental Indenture dated as of December 1, 2004, a Fifty-Seventh Supplemental Indenture dated as of August 21, 2008, a Fifty-Eighth Supplemental Indenture dated as of December 19, 2008, a Fifty-Ninth Supplemental Indenture dated as of March 23, 2009, a Sixtieth Supplemental Indenture dated as of June 1, 2009, a Sixty-First Supplemental Indenture dated as of October 1, 2009, a Sixty-Second Supplemental Indenture dated as of July 9, 2010, a Sixty-Third Supplemental Indenture dated as of September 23, 2010, a Sixty-Fourth Supplemental Indenture dated as of December 1, 2011, a Sixty-Fifth Supplemental Indenture dated as of March 15, 2012, and a Sixty-Sixth Supplemental Indenture dated as of July 11, 2013, each supplementing and amending the Indenture; and
Whereas, the Thirty-Fifth Supplemental Indenture authorized and appointed LaSalle Bank National Association, a national banking association duly organized and existing under the laws of the United States of America with its principal office in Chicago, Illinois and formerly named LaSalle National Bank, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Indenture were thereby transferred from The First National Bank of Chicago to LaSalle Bank National Association; and
Whereas, by an Instrument of Resignation, Appointment and Acceptance dated as of December 15, 2008, Bank of America, N.A., as successor by merger to LaSalle Bank National Association, resigned as trustee and the Company appointed the Trustee as Successor Trustee thereto, which appointment was thereby accepted by the Trustee effective as of that date, and all trust powers were thereby transferred from Bank of America, N.A. to the Trustee; and

Whereas, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990, and the Fifty-Seventh Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from PSI Energy, Inc. to Duke Energy Indiana, Inc., effective as of October 1, 2006; and
Whereas, as of January 1, 2016, the only bonds that have been heretofore issued under the Indenture which are now outstanding are $28,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 15, 2027” and $53,055,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series CCC, 8.85%, Due January 15, 2022” and $38,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series DDD, 8.31%, Due September 1, 2032” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series LLL, 6.35%, Due August 15, 2038” and $45,985,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035” and $450,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series MMM, 6.45%, Due April 1, 2039” and $55,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series NNN, 6%, Due August 1, 2039” and $50,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series OOO, 4.95%, Due October 1, 2040” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series PPP, 3,75%, Due July 15, 2020” and $10,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series QQQ, 3¾%, Due April 1, 2022” and $59,600,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series RRR, 3⅜%, Due March 1, 2019” and $44,025,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series SSS, Due May 1, 2035” and $23,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series TTT, Due March 1, 2031” and $250,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series UUU, 4.20%, Due March 15, 2042” and $150,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series VVV, Floating Rate, Due July 11, 2016” and $350,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series WWW, 4.90%, Due July 15, 2043”; and
Whereas, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company to convert its corporate form from an Indiana corporation to an Indiana limited liability company, by the name of “Duke Energy Indiana, LLC”, pursuant to Ind. Code § 23-18-7-10 and Ind. Code § 23-1-38.5 (the “Entity Conversion”), and has recommended approval of the Entity Conversion to the shareholder of the Company and the shareholder has approved the Entity Conversion; and
Whereas, upon the Entity Conversion, under the laws of the State of Indiana, (i) the Company is considered for all purposes to (a) be the same entity, without interruption, as the entity that existed prior to the Entity Conversion, and (b) have been organized on the date that the Company was originally incorporated, (ii) the title to all real and personal property, both tangible and intangible, owned by the Company prior to the Entity Conversion, remains in the Company, upon the Entity Conversion, without reversion or impairment, and (iii) the liabilities of the Company that existed prior to the Entity Conversion will remain the liabilities of the Company on and after the Entity Conversion; and
Whereas, the Entity Conversion shall take effect, as determined pursuant to Ind. Code § 23-1-18-4, upon the filing with the Indiana Secretary of State of the documents required under Ind. Code § 23-1-38.5-13; and

Whereas, in connection with the Entity Conversion and in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and delivery by the Company of a Sixty-Seventh Supplemental Indenture, substantially in the form of this Sixty-Seventh Supplemental Indenture, for the purpose of including covenants and agreements of the Company reaffirming the Company’s obligations to, and the rights of, the holders of bonds outstanding under the Indenture and the Trustee, upon the Entity Conversion, which covenants and agreements are deemed necessary or desirable, are not inconsistent with the terms of the Indenture and do not impair the security of the same, and are therefore permitted by the Indenture; and
Whereas, all conditions and requirements necessary to make this Sixty-Seventh Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:
Now, Therefore, in consideration of the premises, and of the acceptance and purchase of the Bonds of each Series by the holders and registered owners thereof, and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Sixty-Seventh Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

ARTICLE I.

Indenture Amendments.
Section 1. Article I of the Indenture, as heretofore amended, is hereby further amended (i) by adding immediately after subdivision “(106)” thereof, the additional subdivisions numbered “(107),” “(108)” and “(109) and reading as follows:
“(107)    The term ‘Sixty-Seventh Supplemental Indenture’ shall mean the Sixty-Seventh Supplemental Indenture executed by the Company and the Trustee, dated as of January 1, 2016, supplementing and amending this Indenture.”
“(108)    The term ‘Entity Conversion’ shall mean the conversion of the Company’s corporate form from an Indiana corporation to an Indiana limited liability company, by the name of “Duke Energy Indiana, LLC”, pursuant to Ind. Code § 23-18-7-10 and Ind. Code § 23-1-38.5, as further described in the Sixty-Seventh Supplemental Indenture.”
“(109)    The term ‘Conversion Effective Date’ shall mean the date, as determined pursuant to Ind. Code § 23-1-18-4, that the Entity Conversion shall take effect by the filing with the Indiana Secretary of State of the documents required under Ind. Code § 23-1-38.5-13.”
and (ii) by changing the numbering of the present subdivision “(107)” thereof to “(110)”.
Section 2. Article V of the Indenture, as heretofore amended, is hereby further amended by inserting therein immediately after Section 24 thereof, a new section designated “Section 25” and reading as follows:

“Section 25. As of the Conversion Effective Date, the Company, as a limited liability company formed under the laws of the State of Indiana, hereby expressly covenants, agrees and confirms, notwithstanding the Entity Conversion, (i) that its obligation promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Company under this Indenture continues upon the Entity Conversion, (ii) that, pursuant to Ind. Code § 23-1-38.5-15, the title to all real and personal property, both tangible and intangible, owned by the Company prior to the Entity Conversion, remains in the Company, upon the Entity Conversion, without reversion or impairment, and the liabilities of the Company that existed prior to the Entity Conversion will remain the liabilities of the Company on and after the Entity Conversion, (iii) that all rights of holders of bonds outstanding under this Indenture and of the Trustee which existed immediately prior to the Entity Conversion are preserved unimpaired, and (iv) that all debts, liabilities and duties of the Company under this Indenture which existed immediately prior to the Entity Conversion may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as an Indiana limited liability company.”

ARTICLE II.

Concerning the Trustee.
The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Sixty-Seventh Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-Seventh Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Sixty-Seventh Supplemental Indenture.

ARTICLE III.

Miscellaneous Provisions.
Section 1. Wherever in the original Indenture or in any of the sixty-seven supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such article or section as amended by such supplemental indentures.

Section 2. Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the sixty-seven supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

Section 3. All the covenants, stipulations and agreements in this Sixty-Seventh Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders from time to time of the bonds.

Section 4. The table of contents to, and the headings of the different articles of, this Sixty-Seventh Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

Section 5. This Sixty-Seventh Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.
[The remainder of this page has been left blank intentionally.]

In Witness Whereof, said Duke Energy Indiana, Inc. has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said Deutsche Bank National Trust Company has caused this instrument to be executed in its corporate name by, and to be attested by, its authorized officers, in several counterparts, all as of the day and year first above written.

Duke Energy Indiana, Inc.

(Corporate Seal)	By /s/ Stephen G. De May
Stephen G. De May
Senior Vice President and Treasurer

Attest:

/s/ Robert T. Lucas III
Robert T. Lucas III
Assistance Corporate Secretary

Deutsche Bank National Trust Company, as Trustee and not in its individual capacity

(Corporate Seal)	By /s/ Kathryn Fischer
Kathryn Fischer,
Assistant Vice President

By /s/ Chris Niesz
Chris Niesz,
Assistant Vice President

Attest:

/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld,
Vice President

State of North Carolina            )
) ss:
County of Mecklenburg            )
Be It Remembered, that on this 31st day of December, 2015, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Stephen G. De May and Robert T. Lucas III, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the Senior Vice President and Treasurer and an Assistant Corporate Secretary, respectively, of Duke Energy Indiana, Inc., an Indiana corporation, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Senior Vice President and Treasurer and Assistant Corporate Secretary, respectively, and as the free and voluntary act of said Duke Energy Indiana, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.
In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(Notarial Seal)

Phoebe P. Elliott	/s/ Phoebe P. Elliott
Notary Public	Phoebe P. Elliott, Notary Public
Mecklenburg County, NC	Commission expires: June 26, 2016

State Of New Jersey        )
) ss:
County Of Hudson        )
Be It Remembered, that on this 22nd day of December, 2015, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Kathryn Fischer and Chris Niesz personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to each be an Assistant Vice President of Deutsche Bank National Trust Company, a national banking association, and acknowledged that they each signed and delivered said instrument as their free and voluntary act as an Assistant Vice President, and as the free and voluntary act of said Deutsche Bank National Trust Company, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.
In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(Notarial Seal)

/s/ Robert S. Peschler
Notary Public
ROBERT S. PESCHLER
ID # 2427815
NOTARY PUBLIC
STATE OF NEW JERSEY
My Commission Expires Dec. 11, 2017

This instrument was prepared by:
Bradley C. Arnett, Esq.*
Bingham Greenebaum Doll LLP
255 E. Fifth Street, Suite 2350
Cincinnati, Ohio 45202
*Admitted in Ohio; not admitted in Indiana

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